UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THE EMPIRE DISTRICT ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE EMPIRE DISTRICT ELECTRIC COMPANY

602 Joplin Street

Joplin, Missouri 64801

March 19, 2004

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:30 a.m., CDT, on Thursday, April 22, 2004, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri.

At the meeting, stockholders will be asked to elect three persons to our Board of Directors for three-year terms.

Your participation in this meeting, either in person or by proxy, is important. Even if you plan to attend the meeting, please promptly vote the enclosed proxy through the Internet, by telephone or by mail.

At the meeting, if you desire to vote in person, you may withdraw the proxy.

Sincerely,

William L. Gipson
President and Chief Executive Officer

THE EMPIRE DISTRICT ELECTRIC COMPANY

602 Joplin Street

Joplin, Missouri 64801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock:

Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held on Thursday, the 22nd of April, 2004, at 10:30 a.m., CDT, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri, for the following purposes:

1.                                       To elect three Directors for terms of three years.

2.                                       To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.

Holders of Common Stock of record on the books of Empire at the close of business on March 1, 2004, will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at our office located at 602 Joplin Street, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO EITHER VOTE THE ENCLOSED PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN AND DATE THE PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

Joplin, Missouri
Dated: March 19, 2004

Janet S. Watson
Secretary-Treasurer

THE EMPIRE DISTRICT ELECTRIC COMPANY

602 Joplin Street

Joplin, Missouri 64801

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
APRIL 22, 2004

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company, a Kansas corporation, of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, April 22, 2004, and at any and all adjournments of the meeting.

A form of proxy is enclosed for execution by stockholders. The proxy reflects the number of shares registered in a stockholder’s name directly. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary-Treasurer of Empire, or a duly executed proxy bearing a later date or voting in person at the meeting.

A copy of our Annual Report for the year ended December 31, 2003, has been mailed or made available electronically to each stockholder of record on the record date for the meeting. You are urged to read the entire Annual Report.

The entire cost of the solicitation of proxies will be borne by us. Solicitation, commencing on or about March 19, 2004, will be made by use of the mails, telephone and fax and by our regular employees without additional compensation. We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of stock or request authority for the execution of the proxies and will reimburse those brokers or other persons for their expense in so doing.

March 1, 2004, has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 25,240,920 shares of common stock outstanding. Holders of common stock will be entitled to one vote per share on all matters presented to the meeting.

1. ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with the directors in each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. During 2003, the Board of Directors held eight meetings, and all of the members of the Board of Directors attended more than 75% of the aggregate of the Board meetings and meetings held by all committees of the Board on which the Director served during the periods that the Director served. Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxies for the election of Mr. Ross C. Hartley and Dr. Julio S. Leon, both of whom are current members of the Board of Directors, and Mr. Allan T. Thoms as Class II Directors. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for those individuals and will be excluded from the vote.

While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

The name, age, principal occupation for the last five years, period of service as a Director of Empire and certain other directorships of each Director are set forth below.

CLASS II DIRECTORS

(Terms expire in 2004, nominees for election
at the Annual Meeting of Stockholders for
terms to expire in 2007)

Ross C. Hartley, 56, Co-Founder and Director of NIC Inc. (electronic commerce) since 1991. Director of Empire since 1988.

Julio S. Leon, 65, President of Missouri Southern State University since 1982. Director of Empire since 2001.

Allan T. Thoms, 65, Consultant with Wilk & Associates/LECG (regulatory advocacy) since 2004. Vice President-Public Policy and External Affairs for Verizon Communication Company from 2001 to 2003. Chairman of the Iowa Utilities Board from 1995 to 2001. Nominated for election at the 2004 Annual Meeting of Stockholders. Director of Carlisle Communications Company, Dubuque, Iowa.

CLASS III DIRECTORS

(Terms expire in 2005)

Melvin F. Chubb, Jr., 70, Senior Vice President of Eagle-Picher Industries Inc. (diversified industrial products) until 1996 (retired). Director of Empire since 1991. Director of Eagle-Picher Industries Inc., Cincinnati, Ohio until 1996 (retired).

Robert L. Lamb, 71, President of Empire from 1982 to March 31, 1997 (retired). Executive Vice President of Empire from 1978 to 1982. Vice President-Customer Services of Empire from 1974 to 1978. Director of Empire since 1978.

William L. Gipson, 47, President and Chief Executive Officer of Empire since May 1, 2002. Executive Vice President from 2001 to 2002. Chief Operating Officer from 2001 to 2002. Vice President-Commercial Operations from 1997 to 2001. Director of Empire since 2002.

CLASS I DIRECTORS

(Terms expire in 2006)

D. Randy Laney, 49, Partner of Investlinc Group (private investment and consumer consulting) since 2003. Founder and Partner of Bentonville Associates Ventures (consumer service consulting) from 1995 to 2003. Founder, Chairman and President of Mercari Technologies (merchandizing optimization) from 1999 to 2003. Vice President of Finance and Treasurer of Wal-Mart Stores from 1991 to 1994. Director of Empire since 2003.

Myron W. McKinney, 59, President and Chief Executive Officer of Empire from 1997 to 2002 (retired). Non-executive Chairman of the Board since 2002. Executive Vice President-Commercial Operations of Empire from 1995 to 1997. Executive Vice President of Empire from 1994 to 1995. Vice President-Customer Service of Empire from 1982 to 1994. Director of Empire since 1991.

B. Thomas Mueller, 56, Founder and President of SALOV North America Corporation (Filippo Berio olive oil importer) since 1987 and an international tax partner with KPMG Peat Marwick from 1979 to 1987.Director of Empire since 2003.

Mary M. Posner, 64, President and Principal of Posner McCleary Inc. (international advertising, marketing and financial relations firm). Founder and President of the Memorial Day Weekend Salute to Veterans Corporation. Director of Empire since 1991. Director of United Missouri Bank of Jefferson City, Jefferson City, Missouri. Director of United Missouri Bank of Columbia, Columbia, Missouri.

Director Compensation

Each Director who is not an officer or full-time employee is paid a monthly retainer for his or her services as a Director at a rate of $22,500 per annum. In addition, a fee of $1,000 ($1,500 for the Audit Committee) is paid to each Director for each day the Directors meet and for each meeting of a Committee of the Board that the Director attends in person or by telephone. The Chairman of each Committee receives an annual retainer of $5,000 ($7,500 for the Chairman of the Audit Committee) and the Chairman of the Board receives an annual retainer of $50,000. During 2003, the Board of Directors held nine days of meetings. Our 1996 Stock Incentive Plan permits our Directors to receive shares of Common Stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services under the terms of our Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.

We maintain a Stock Unit Plan for Directors, which we refer to as the Directors Retirement Plan, to provide Directors the opportunity to accumulate retirement benefits in the form of common stock units in lieu of cash. The Directors Retirement Plan also provides Directors the opportunity to convert previously earned cash retirement benefits to common stock units. Each common stock unit earns dividends in the form of common stock units and can be redeemed for one share of common stock upon retirement or death of the Director. The number of units granted annually is calculated by dividing the annual contribution rate, which is either the annual retainer fee or such other amount as is established by the Board of Directors, by the fair-market value of our common stock on January 1 of the year the units are granted. Common stock unit dividends are computed based on the fair market value of our common stock on the dividend’s record date. During 2003, 7,099 units were granted for services provided in 2003 (based on an annual contribution rate of $17,000), and 3,748 units were granted pursuant to the provisions of the plan providing for the reinvestment of dividends on stock units in additional stock units.

Director Independence

The Board of Directors has adopted the following categorical standards to assist it in making determinations of independence in accordance with the NYSE Listed Company Manual:

1.                    A director shall not fail to meet any of the independence tests set forth in Section 303A.02(b) of the NYSE Listed Company Manual or any successor provisions thereto.

2.                    The Board of Directors shall affirmatively determine that, after taking into account all relevant facts and circumstances, the director has no material relationships with Empire (either directly or as a partner, stockholder or officer of an organization that has a relationship with Empire). For purposes of this determination, the following relationships are not material (unless otherwise prohibited by clause 1 above):

a.               If a director (or any family member of a director) is a current or former customer, or a current or former employee or director of a customer (or an affiliate of a customer), of Empire.

b.              If a director is a former employee of an organization which provides investment banking services to Empire or which publishes research opinions with respect to any securities of Empire.

c.               If a family member of a director is an employee of, or otherwise affiliated with, a charitable organization to which Empire contributes less than $25,000 in any fiscal year.

d.              If a director (or any family member of a director) receives benefits payments under Empire’s Retirement Plan or Empire’s Supplemental Executive Retirement Plan.

e.               If a director is an executive officer of an organization which is affiliated with an organization where an executive officer of Empire serves on the board.

The Board of Directors of Empire has determined that each of the following meet the independence standards adopted above: Melvin F. Chubb, Jr., Ross C. Hartley, Francis E. Jeffries, Robert L. Lamb, D. Randy Laney, Julio S. Leon, B. Thomas Mueller and Mary M. Posner. The Board of Directors of Empire has determined that each of the following directors does not meet the independence standards adopted above: William L. Gipson and Myron W. McKinney.

Executive Sessions

After each Board meeting, the terms of our corporate governance guidelines provide that directors will meet in three separate executive sessions as follows: (1) all of the directors and the CEO will meet in executive session, with such meeting chaired by the Chairman of the Board, (2) all of the non-management directors will meet in executive session, with such meeting chaired by the Chairman of the Board and (3) all of the non-management independent directors will meet in executive session, with such meeting chaired by a non-management independent director (on a rotating basis in alphabetic order of the non-management independent directors’ last names).

Committees of the Board of Directors

Audit Committee

We have an Audit Committee of the Board of Directors. The Board has adopted and approved a written charter for the Audit Committee, a copy of which is attached as Appendix A to this proxy statement. The charter is also available on our website at www.empiredistrict.com. The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”).

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualification and independence and (4) the performance of our internal audit function and independent auditors. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of our independent auditors. The Audit Committee held eight meetings during 2003. The members of the Audit Committee are Ms. Posner and Messrs. Chubb, Hartley, Jeffries, Laney, Leon and Mueller, each of whom is independent (as independence is defined in the NYSE Listing Standards and the rules of the Securities and Exchange Commission (the “SEC”) applicable to audit committee members). Our Board of Directors has determined that Messrs. Jeffries, Laney and Mueller are “audit committee financial experts” (as defined in Item 401(h) of Regulation S-K). The report of the Audit Committee can be found below under the heading “Other Matters - Audit Committee Report”.

Compensation Committee and Compensation Committee Interlocks and Insider Participation

We have a Compensation Committee of the Board of Directors. The Compensation Committee assists the Board in establishing and overseeing director and executive officer compensation policies and practices of Empire on behalf of the Board. The Compensation Committee determines the compensation of each of our executive officers. The charter for the Compensation Committee is available on our website at www.empiredistrict.com. The Compensation Committee held two meetings during 2003. The members of our Compensation Committee are Ms. Posner and Messrs. Jeffries, Lamb and Laney. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined by the NYSE Listing Standards. The report of the Compensation Committee can be found below under the heading “Executive Compensation – Compensation Committee Report on Executive Compensation”.

With the exception of Mr. Lamb, who was President of Empire from 1982 to March 31, 1997, none of the members of our Compensation Committee has ever been an officer or employee of Empire or any of its subsidiaries. None of our executive officers has ever served as a director or member of the compensation committee (or other board committee performing equivalent functions) of another entity.

Nominating/Corporate Governance Committee

We have a Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee is primarily responsible for (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select (or re-nominate) the director nominees for the next annual meeting of stockholders, (2) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, (3) overseeing the evaluation of the Board, (4) annually reviewing and recommending Board committee membership, and (5) working with the Board to evaluate and/or nominate potential successors to the CEO. The charter for the Nominating/Corporate Governance Committee is available on our website at www.empiredistrict.com. The Committee held two meetings in 2003. The members of the Committee are Messrs. Chubb, Laney, Leon and Mueller. The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is “independent” as defined by the NYSE Listing Standards.

Director Nomination Process

The Nominating/Corporate Governance Committee selects as candidates those nominees who it believes would best represent the interests of the stockholders. This assessment includes such issues as experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. In addition, the Committee takes into account the nature and time involved in the director’s service on other boards. The Committee reviews with the Board, as required, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of Empire. When seeking new candidates, the Committee has sometimes paid a fee to a third party to assist in the process of identifying and evaluating candidates.

The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders for election to the Board of Directors. In order to be considered, proposals for nominees for Director by stockholders must be submitted in writing to Secretary, The Empire District Electric Company, 602 Joplin Street, Joplin, Missouri 64801. In order to nominate a director at the Annual Meeting, Empire’s By-Laws require that a stockholder follow the procedures set forth in Article VI, Section 5 of Empire’s Restated Articles of Incorporation. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time it gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered (i) in the case of a nomination for election at an annual meeting, not less than 35 days nor more than 60 days prior to the annual meeting; and (ii) in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or the public disclosure was made.

The stockholder notice must set forth the following:

•                       As to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for the election of directors, or is otherwise required by applicable law (including the person’s written consent to being named as a nominee and to serving as a director if elected), and

•                       As to the nominating stockholder on whose behalf the nomination is made, (a) the name and address, as they appear on Empire’s books, (b) a representation that the stockholder is a holder of record of the common stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We did not receive any recommendations for director nominees for the current Annual Meeting of Stockholders by any of our shareholders.

Nominating/Corporate Governance Committee Report

The Nominating/Corporate Governance Committee, with the assistance of a third-party search firm, recommended that the Board nominate Allan T. Thoms for election as a Class II Director, subject to stockholder approval, for a three-year term ending at the Annual Meeting of Stockholders in 2007.

The Nominating/Corporate Governance Committee, upon its own recommendation, recommended that the Board nominate Ross C. Hartley and Julio S. Leon for re-election as Class II Directors, subject to stockholder approval, for a three-year term ending at the Annual Meeting of Stockholders in 2007.

Melvin F. Chubb, Jr., Chairman

D. Randy Laney

Julio S. Leon

B. Thomas Mueller

Attendance at Annual Meetings

Empire’s Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All members of Empire’s Board of Directors attended the Annual Meeting of Stockholders in 2003.

Stock Ownership of Directors and Officers

The following table shows information with respect to the number of shares of our common stock beneficially owned as of March 1, 2004 by each of our officers named in the Summary Compensation Table, each Director and our Directors and executive officers as a group. The shares reported as beneficially owned include (a) shares owned by certain relatives with whom the Directors or officers are presumed, for proxy statement reporting purposes, to share voting or investment power and (b) shares accrued for the benefit of certain officers under certain of our employee benefit plans.

Name	Position	Shares of Common Stock Beneficially Owned (1)

Myron W. McKinney	Chairman of the Board	29,469
Melvin F. Chubb, Jr.	Director	11,661
Ross C. Hartley	Director	17,360
Francis E. Jeffries (2)	Director	33,279
Robert L. Lamb	Director	17,609
D. Randy Laney	Director	500
Julio S. Leon	Director	1,752
B. Thomas Mueller	Director	508
Mary M. Posner	Director	12,303
Allan T. Thoms (3)	Director	0
William L. Gipson	President and Chief Executive Officer	17,456
Bradley P. Beecher	Vice President-Energy Supply	2,635
David W. Gibson	Vice President-Regulatory and General Services	6,166
Gregory A. Knapp	Vice President-Finance and Chief Financial Officer	3,449
Michael E. Palmer	Vice President-Commercial Operations	2,882
Directors and executive officers, as a group		157,646

(1)          No Director or officer owns more than 0.5% of the outstanding shares of our common stock and all Directors and executive officers as a group own less than 1% of the outstanding shares of our common stock.

(2)          Mr. Jeffries will retire as a Director effective April 22, 2004.

(3)          Mr. Thoms is standing for election as a Class II Director to replace Mr. Jeffries on the Board.

Other Stock Ownership

No person known to us owns beneficially more than 5% of our common stock.

2. EXECUTIVE COMPENSATION

Set forth below is information concerning the various forms of compensation of each person who was (i) at any time during 2003 our Chief Executive Officer or (ii) at December 31, 2003, one of our four most highly compensated executive officers, other than the Chief Executive Officer.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards (1)	Securities Underlying Options (3)	All Other Compen- sation (2)

William L. Gipson, 47	2003	$275,000	$114,450	—	—	$28,900	$5,335
President and Chief	2002	221,925	87,234	—	—	20,800	8,887
Executive Officer	2001	172,039	23,198	—	8,174	—	5,358

Bradley P. Beecher, 38	2003	134,000	27,598	—	—	4,300	6,447
Vice President – Energy	2002	121,500	24,532	—	—	3,700	3,825
Supply	2001	96,089	15,422	—	5,408	—	2,193

David W. Gibson, 58	2003	128,000	28,224	—	—	4,100	9,730
Vice President –Regulatory	2002	118,000	18,957	—	—	3,600	4,710
& General Services	2001	105,673	11,139	—	5,138	—	4,109

Michael E. Palmer,47	2003	132,000	17,364	—	—	4,200	6,786
Vice President –	2002	121,500	19,046	—	—	3,700	3,870
Commercial Operations	2001	106,739	10,411	—	5,408	—	3,385

Gregory A. Knapp, 52	2003	118,000	23,381	—	—	3,800	4,153
Vice President – Finance	2002	101,000	20,120	—	—	3,000	2,247
and Chief Financial Officer	2001	—	—	—	—	—	—

(1)               As of December 31, 2003, Messrs. Gipson, Beecher, Gibson and Palmer had been awarded 803, 260, 247 and 260 shares, respectively, of unvested restricted stock which on such date had values of $17,610, $5,702, $5,417 and $5,702, respectively. Dividend equivalents are paid on such shares. All of the foregoing shares were awarded pursuant to our 1996 Stock Incentive Plan.

(2)               Included for 2003: (a) our matching contributions under our 401(k) Retirement Plan in the amounts of $3,962, $3,916, $3,757, $2,132 and $3,453 for Messrs. Gipson, Beecher, Gibson, Palmer and Knapp, respectively, (b) our payments of premiums for term life insurance on behalf of Messrs. Gipson, Beecher, Gibson, Palmer and Knapp in the amounts of $751, $284, $1,290, $467 and $182, respectively and (c) our payments on behalf of Messrs. Gipson, Beecher, Gibson, Palmer and Knapp for executive physicals in the amounts of $622, $2,246, $4,683, $4,187 and $151, respectively.

(3)               Set forth below is information concerning individual grants of stock options made under our 1996 Stock Incentive Plan to each of the named executive officers.

Option Grants In 2003

	Individual Grants (1)
	Number of	Percent of			Potential Realizable Value
	Securities	Total Options			at Assumed Annual Rates of
	Underlying	Granted to	Exercise or		Stock Price Appreciation for
	Options	Employees in	Base Price	Expiration	Option Term
Name	Granted (#)	2003	($/Share)	Date	5% ($)	10% ($)

William L. Gipson	28,900	58.8%	$18.25	02/06/2013	$331,695	$840,580
Bradley P. Beecher	4,300	8.8%	$18.25	02/06/2013	$49,353	$125,069
David W. Gibson	4,100	8.3%	$18.25	02/06/2013	$47,057	$119,252
Michael E. Palmer	4,200	8.5%	$18.25	02/06/2013	$48,205	$122,160
Gregory A. Knapp	3,800	7.7%	$18.25	02/06/2013	$43,614	$110,526

(1)               These options have a ten-year term and first become exercisable on the third anniversary of the grant date provided the executive remains in employment until that date, but subject to accelerated vesting in the event of a change in control of Empire or termination of employment under certain specified circumstances.

Set forth below is information concerning each exercise of stock options during 2003 by each of the named executive officers and the value of unexercised options at December 31, 2003.

Aggregated Option Exercises in 2003 and Values at December 31, 2003

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)	Value of Unexercised In- the-Money Options at December 31, 2003 ($) (1)

Name	Exercise (#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

William L. Gipson	0	0	0 / 49,700	0 / $216,976
Bradley P. Beecher	0	0	0 / 8,000	0 / $34,426
David W. Gibson	0	0	0 / 7,700	0 / $33,080
Michael E. Palmer	0	0	0 / 7,900	0 / $33,930
Gregory A. Knapp	0	0	0 / 6,800	0 / $29,468

(1)               Includes the value of the accumulated dividend equivalent rights as of December 31, 2003.

Set forth below is information concerning long-term performance-based awards granted in 2003 under our 1996 Stock Incentive Plan to each of the named executive officers.

Long-Term Incentive Plans – Awards In 2003

	Number of Shares, Units	Performance or Other	Estimated Future Payouts Under Non-Stock Price-Based Plans
	or Other	Period Until	Threshold	Target	Maximum
Name	Rights (1)	Maturation or Payout	(# of Shares)	(# of Shares)	(# of Shares)

William L. Gipson	8,800	3 years	4,400	8,800	17,600
Bradley P. Beecher	1,300	3 years	650	1,300	2,600
David W. Gibson	1,300	3 years	650	1,300	2,600
Michael E. Palmer	1,300	3 years	650	1,300	2,600
Gregory A. Knapp	1,200	3 years	600	1,200	2,400

(1)               The performance-based restricted stock awards granted to Mr. Gipson in 2003 was designed to have a value equal to 50% of his annual rate of base salary (as determined at the beginning of the year). For each of the other executives, the performance-based restricted stock awards in 2003 were designed to have a value equal to 15% of the executive’s base salary. The value of the performance-based restricted stock awards was determined on the basis of a model provided by a management consulting firm.

Retirement Plans

We maintain a Retirement Plan covering substantially all of our employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code. Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement permitted under certain conditions. We also maintain a Supplemental Executive Retirement Plan which covers our officers who are participants in the Retirement Plan. This Plan is intended to provide benefits which, except for the application of the limits of Section 415 and Section 401(a)(17) of the Internal Revenue Code, would have been payable under the Retirement Plan. This Plan is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

The following table shows estimated maximum annual benefits payable following retirement (assuming payments on a normal life annuity basis and not including any survivor benefit) to an employee in specified remuneration and Years of Credited Service classifications. These amounts are based on an assumed final rate of compensation and retirement at normal retirement age of 65 and are approximated without consideration of any reduction which would result from various options which may be elected prior to actual retirement.

Pension Plan Table

	Years of Credited Service (2)
Average Annual Earnings (1)	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

$100,000	21,844	29,125	36,407	43,688	50,969	59,094
125,000	27,938	37,250	46,563	55,875	65,188	75,344
150,000	34,032	45,375	56,719	68,063	79,407	91,595
175,000	40,126	53,500	66,876	80,250	93,626	107,845
200,000	46,219	61,625	77,032	92,438	107,844	124,094
225,000	52,313	69,750	87,188	104,625	122,063	140,344
250,000	58,407	77,875	97,344	116,813	136,282	156,595
275,000	64,501	86,000	107,501	129,000	150,501	160,000
300,000	70,594	94,125	117,657	141,188	160,000	160,000
325,000	76,688	102,250	127,813	153,375	160,000	160,000
350,000	82,782	110,375	137,969	160,000	160,000	160,000
375,000	88,876	118,500	148,126	160,000	160,000	160,000
400,000	94,969	126,625	158,282	160,000	160,000	160,000

(1)               “Average Annual Earnings” is the average annual compensation over the five consecutive years within the ten-year period prior to termination of employment which produces the highest average. The compensation used to calculate this average for a salaried employee is the aggregate of the employee’s annual compensation, which generally corresponds with the employee’s salary and incentive compensation. The earnings of Messrs. Gipson, Beecher, Gibson, Palmer and Knapp covered by the Plans correspond substantially to such amounts shown for them in the Summary Compensation Table.

(2)               As of December 31, 2003, Messrs. Gipson, Beecher, Gibson, Palmer and Knapp had accrued 22, 14, 24, 17 and 24 Years of Credited Service, respectively, under the Retirement Plan and the Supplemental Executive Retirement Plan.

Severance Pay Plan

We have a Change of Control Severance Pay Plan, referred to as the Severance Plan, which provides certain key employees with severance benefits following a change in control of Empire. A change in control generally includes: (i) specified events relating to the continued existence of Empire in its current form, (ii) an acquisition by any person of 10% or more of the securities entitled to vote in the election of Directors or (iii) the current Directors, or their approved successors, no longer constitute a majority of the Board of Directors. All of our executive officers and some of our senior managers were selected by the Compensation Committee of the Board of Directors to enter into one-year agreements pursuant to the Severance Plan, which are automatically extended for one-year terms unless we have given prior notice of termination.

A participant in the Severance Plan is entitled to receive specified benefits in the event of certain involuntary terminations of employment (including terminations by the employee following specified changes in duties, benefits, etc., that are treated as involuntary terminations) occurring within three years after a change in control, or a voluntary termination of employment occurring during a period of twelve to eighteen months after a change in control.

Under the Plan, a senior officer participant would be entitled to receive benefits of three times such participant’s annual compensation. A participant who is not a senior officer would receive approximately two weeks of severance compensation for each full year of employment with us, with a minimum of seventeen weeks. Payments to participants resulting from involuntary terminations are to be paid in a lump sum within 30 days following termination, while payments resulting from voluntary termination are paid in monthly installments and cease if the participant becomes otherwise employed. In addition, all restricted stock held by a participant vests upon voluntary or involuntary termination after a change of control. Also, participants who qualify for payments under the Severance Plan will continue to receive benefits for a specified period of time under health, insurance and our other employee benefit plans in existence at the time of the change in control. If any payments are subject to the excise tax on “excess parachute payments” under Section 4999 of the Code, senior officer participants are also entitled to an additional amount essentially designed to put them in the same after-tax position as if this excise tax had not been imposed.

Compensation Committee Report on Executive Compensation

Our executive compensation policies are designed to enable us to attract and retain high caliber individuals for key positions while at the same time linking their compensation to the interests of our shareholders, our financial performance and their own performance. This is accomplished by dividing executive compensation into four components: a base salary and three types of incentive compensation. These three types of incentive compensation consist of a cash annual incentive award tied to performance measured against predetermined short-term tactical goals, stock options coupled with dividend equivalent rights, and restricted stock with an earn-out feature tied to our performance. In no event will any incentive compensation be awarded unless we pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year.

The total compensation package for senior executives has been set at levels designed to be competitive with other companies in our peer group. For 2003, the total compensation package for each senior executive was targeted so as to place the senior executive within the 37th to 50th percentile range when compared to a peer group of companies (with the 100th percentile representing the highest level of total compensation). The companies in the peer group are for the most part either electric or electric and gas utilities.

The base salary of each senior executive is set at the beginning of the calendar year (and adjusted, if necessary, upon a change in office or responsibilities) by the Committee. For 2003, the mid-point base salary for each senior executive position was set at the 25th percentile for the applicable position for our peer group as established in a study prepared by a management consulting firm (with the 100th percentile representing the highest level of base salary). Adjustments were made to this mid-point base salary level to reflect the executive’s experience and performance.

Our annual incentive plan is the short-term component of our incentive compensation package. Under this plan, senior executives can earn additional compensation based on their performance measured against annual tactical goals. The specific tactical goals for each executive for each calendar year and the weight to be attached to each goal are established at the beginning of the calendar year and are geared to the particular executive’s responsibilities. Examples of the performance measures utilized under the annual incentive plan for the award to be made with respect to 2003 (payable in early 2004) include expense control, regulatory performance, project completion, financial performance, and customer service. Threshold, target and maximum performance levels are set for each performance measure. For executives to receive any incentive compensation based on any particular performance measure, at least the threshold level of performance must have been achieved. Greater incentive compensation is payable under the annual incentive plan if the target or maximum performance is achieved. If the target level objective is reached in each of the senior executive’s performance areas, the senior executive would receive the target annual incentive award established for that executive. In the case of the award for 2003 (payable in early 2004), the target annual incentive award was set at 35% of base salary for the Chief Executive Officer and was set at 15% of base salary for all other officers. The award under the annual incentive plan is paid in cash.

The other two types of incentive compensation – stock options and performance-based restricted stock – are intended to motivate senior executives over the long-term to respond to our business opportunities and challenges in furtherance of the interests of our shareholders and to align the interests of the senior executives with those of our shareholders. The stock options are intended to represent approximately one-half of the total value of each executive’s long-term incentive opportunity with the performance-based restricted stock representing the remaining one-half.

The stock options granted in 2003 to senior executives enable the executives to purchase shares of our common stock at an option price equal to the average value of our common stock on the grant date. These options have a ten-year term and first become exercisable on the third anniversary of the grant date provided the executive remains in employment until that date, but subject to accelerated vesting in the event of a change in control of Empire or termination of employment under certain specified circumstances. Dividend equivalents were also awarded in 2003 in conjunction with each stock option grant. Under these dividend equivalent awards, the dividends that would have been payable if the executive owned the shares covered by the related options are accumulated for the three-year period until the option becomes exercisable and are then converted into restricted shares of our common stock equivalent in value to the accumulated dividends. Such restricted shares vest on the eighth anniversary of the grant of the dividend equivalent or, if earlier, upon exercise of the related stock option in full or a change in control of Empire. The restricted shares are subject to forfeiture if the related option terminates without having been exercised in full prior to the vesting of the restricted shares.

The stock options granted to the Chief Executive Officer in 2003 were designed to have a value equal to 50% of his annual rate of base salary (as determined at the beginning of the year). For each of the other senior executives, the stock option grants in 2003 were designed to have a value equal to 15% of the executive’s base salary. The stock options were valued on the basis of an expanded Black-Scholes model provided by a management consulting firm.

The performance-based restricted stock awards granted to senior executives in 2003 provide the executive with the opportunity to receive a number of shares of our common stock at the end of a three-year performance period if performance goals set forth in the award are satisfied. The performance goals are tied to the percentile ranking of our total shareholder return (share price appreciation or decline plus dividends paid) for the three-year performance period as measured against a pre-selected peer group of companies for the same period. The threshold level of performance under the 2003 grant was set at the 20th percentile level of the peer group, target at the 50th percentile level, and maximum at the 80th percentile level. The executive would earn at the end of the performance period (December 31, 2005) 100% of the target number of shares if the target level of performance is reached, 50% if the threshold is reached, and 200% if the percentile ranking is at or above the maximum, with the number of shares interpolated between these levels. However, no shares would be payable if the threshold is not reached. The performance-based restricted stock awards are subject to forfeiture if the executive’s employment terminates, except under certain specified circumstances the executive might be entitled to a pro-rata portion of the shares that the executive would otherwise have earned. Earned shares are distributed after the end of the performance period (i.e., in early 2006 in the case of the award made in 2003).

The performance-based restricted stock awards granted to the Chief Executive Officer in 2003 were designed to have a value equal to 50% of his annual rate of base salary (as determined at the beginning of the year). For each of the other executives, the performance-based restricted stock awards in 2003 were designed to have a value equal to 15% of the executive’s base salary. The value of the performance-based restricted stock awards was determined on the basis of a model provided by a management consulting firm.

Regardless of the extent to which performance goals are met in any calendar year, no incentive compensation is provided to any executive for any year in which we do not pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year. Thus, if the dividend had been reduced in 2003 compared to 2002, no annual incentive compensation awards would have been payable in 2004 with respect to 2003 performance and no grants of stock options or performance-based restricted stock would be made in 2004. This restriction did not come into play because the dividends paid in 2003 on each share of our common stock were equal to those paid in 2002.

The compensation of our Chief Executive Officer was determined in accordance with the policies discussed in this report. For 2003, the base salary paid to Mr. Gipson was $275,000. As a result of the level of attainment of performance goals, Mr. Gipson received an award of $114,450 for 2003 (paid in 2004) under our annual incentive plan. During 2003, Mr. Gipson was granted options to purchase 28,900 shares of our common stock. The option price per share under these options is $18.25, which was the average value of our common stock on the date of grant. In addition, during 2003, Mr. Gipson was awarded 8,800 shares (at target) of performance-based restricted stock. The terms of the stock options and performance-based restricted stock were consistent with the description of these types of awards provided above in this report.

Based on our current level of executive compensation, the Committee does not believe it is necessary to adopt a policy with respect to Section 162(m) of the Internal Revenue Code at this time.

Francis E. Jeffries, Chairman

Robert L. Lamb

D. Randy Laney

Mary M. Posner

3. OTHER MATTERS

Audit Committee Report

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2003 with our management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and letter from our independent accountants required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with such accountants the independence of such accountants.

Based on the foregoing review and discussions, the Audit Committee has recommended to our Board of Directors that our audited financial statements for the year ended December 31, 2003 be included in our Annual Report on Form 10-K for the year ended December 31, 2003.

Mary M. Posner, Chairman

Melvin F. Chubb, Jr.

Ross C. Hartley

Francis E. Jeffries

D. Randy Laney

Julio S. Leon

B. Thomas Mueller

Fees Billed by Our Independent Auditors During Each of the Fiscal Years Ended December 31, 2003 and December 31, 2002.

PricewaterhouseCoopers LLP have been our independent auditors since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask, and such representatives will have an opportunity to make a statement at the meeting.

Audit Fees

The aggregate fees billed by our independent accountants for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K as well as for the review of our interim financial statements included in our Quarterly Reports on Form 10-Q totaled $294,500 (including expenses reimbursed by Empire) for the fiscal year ended December 31, 2003 as compared to $265,300 (including expenses reimbursed by Empire) for the fiscal year ended December 31, 2002.

Audit-Related Fees

The aggregate fees billed by our independent accountants for audit-related services during each of the fiscal years ended December 31, 2003 and December 31, 2002 totaled $125,150 and $16,110, respectively. Audit-related fees consist principally of fees for assistance in implementing provisions of the Sarbanes-Oxley Act, in responding to comment letters received from the SEC relative to the Company’s SEC filings and for various other accounting consultations.

Tax Fees

The aggregate fees billed by our independent accountants for tax services during each of the fiscal years ended December 31, 2003 and December 31, 2002 totaled $35,849 and $9,100, respectively. Tax fees consist of tax planning and tax compliance services.

All Other Fees

There were no fees billed by our independent auditors for non-audit services during each of the years ended December 31, 2003 and December 31, 2002.

Audit Committee Pre-Approval Policies and Procedures

All auditing services and non-audit services (other than the de minimus exceptions provided by the Exchange Act) provided to Empire by the independent auditors must be pre-approved by the Audit Committee. All of the Audit-Related Fees and Tax Fees shown above for 2002 (following enactment of the Sarbanes-Oxley Act of 2002) and 2003 were pre-approved by the Audit Committee.

Communications with the Board of Directors

Our Board of Directors provides a process for security holders to send communications to the Board, including those communications intended for non-management directors. These procedures may be found on our website at www.empiredistrict.com.

Comparison of Stockholder Returns

Set forth below is a graph and table indicating the value at the end of the specified years of a $100 investment made on December 31, 1998, in our common stock and similar investments made in the securities of the companies in the Standard & Poor’s 500 Composite Index (“S&P 500 Composite Index”) and the Standard & Poor’s Electric Companies Index (“S&P Electric Utility”). The graph and table assume that dividends were reinvested when received.

	The Empire District Electric Company	S&P Electric Utility	S&P 500 Composite

1998	$100.00	$100.00	$100.00
1999	96.25	83.66	121.01
2000	117.91	128.45	109.99
2001	100.26	106.99	96.98
2002	92.86	90.80	75.58
2003	119.14	111.38	96.79

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors and executive officers to file reports of changes in ownership of our equity securities with the SEC and the New York Stock Exchange. SEC regulations require that Directors and executive officers furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all our officers and Directors complied with applicable Section 16(a) filing requirements.

Other Business

At the date of this proxy statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of Empire and its stockholders.

4. STOCKHOLDER PROPOSALS

The 2005 Annual Meeting is tentatively scheduled to be held on April 28, 2005. Specific proposals of stockholders intended to be presented at that meeting (1) must comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and our Articles of Incorporation, and (2) if intended to be included in our proxy materials for the 2005 Annual Meeting, must be received at Empire’s principal office not later than November 19, 2004. If the date of the 2005 Annual Meeting is changed by more than 30 days from April 28, 2005, stockholders will be advised of such change and of the new date for submission of proposals.

5. HOUSEHOLDING

The SEC has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as “householding”and can result in significant cost savings for us. In order to take advantage of this opportunity, we may have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at the following address: Investor Relations Department, The Empire District Electric Company, 602 Joplin Street, Joplin, Missouri 64801.

If you are currently a stockholder sharing an address with another stockholder and wish to have your future proxy statements and annual reports householded (i.e., receive only one copy of each document for your household), please contact us at the above address.

6. ELECTRONIC DELIVERY OF PROXY MATERIALS

As an alternative to receiving printed copies of these materials in future years, we are pleased to offer stockholders the opportunity to receive proxy mailings electronically. Electronic delivery saves us money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials and to vote your shares online. To request electronic delivery, please go to www.econsent.com/ede to enroll to receive or access proxy materials electronically in future years. You may discontinue electronic delivery at any time.

7. ELECTRONIC PROXY VOTING

Registered stockholders can vote their shares via (1) a toll-free telephone call from the U.S.; (2) the Internet; or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder’s identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

Dated: March 19, 2004

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO EITHER VOTE THE ENCLOSED PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

THE EMPIRE DISTRICT ELECTRIC COMPANY

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Organization

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of The Empire District Electric Company (the “Company”) shall consist of no fewer than three members. The members of the Committee shall meet the independence requirements of the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act of 2002. Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his/her appointment to the Committee. In addition, at least one member of the Committee must be an “audit committee financial expert” as defined by the SEC. No member of the Committee may serve on the audit committees of more than two other public companies.

Committee members shall be appointed by (with due regard to the recommendations of the Nominating/Corporate Governance Committee), and may be replaced by, the Board of Directors. The Chairperson of the Committee shall be designated by the Board.

Purpose

The Committee shall assist the Board in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualification and independence and (4) the performance of the Company’s internal audit function and independent auditors.

The Committee shall prepare (or cause to be prepared) an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Meetings

The Committee shall meet at least quarterly and is empowered to hold special meetings as circumstances require, and shall make regular reports to the Board. In order to facilitate open communication and to allow the Committee to perform its oversight functions most effectively, the Committee shall meet regularly with management, the Director of Auditing (as defined below) and the independent auditors in separate executive sessions.

Duties and Responsibilities

Independent Auditors

1.          The independent auditor(s) shall report directly to the Committee. The Committee shall be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor(s) engaged by the Company for the purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee shall be directly responsible for the resolution of disagreements between management and the independent auditor(s) regarding financial reporting.

2.          All auditing services and non-audit services (other than the de minimus exceptions provided by the Securities Exchange Act of 1934) provided to the Company by the independent auditors shall be pre-approved by the Committee.

3.          The Committee shall review with the independent auditors, prior to their audit, the scope of their examination; review the anticipated level of non-audit services to be provided by independent auditors and consider the possible effect, if any, of these services on the independence of the independent auditors; and review with the independent auditors the estimated fees to be paid for the work performed.

4.          The Committee shall obtain and review a report from the independent auditors at least annually describing (a) the internal quality-control procedures of the independent auditors, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues and (c) all relationships between the independent auditors and the Company (in order to assess auditor independence).

5.          After reviewing the report described in paragraph 4 and the independent auditors’ work throughout the year, the Committee shall evaluate the qualifications, performance and independence of the independent auditors (including a review of the experience and qualifications of the senior members of the independent auditor team). This evaluation shall include the review and evaluation of the lead partner of the independent auditors. In making its evaluation, the Committee should take into account the opinions of management and the Company’s internal auditors. In addition to assuring the regular rotation of the lead audit partner (as required by law), the Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Committee shall present its conclusions to the Board and, if determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

6.          The Committee shall discuss with the independent auditors any communications between the audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

7.          The Company may hire employees or former employees of the independent auditors who were engaged on the Company’s account if such persons are (a) selected by management and (b) approved by the Committee.

8.          The Committee shall discuss with the independent auditors such matters and take such action as contemplated by Statements on Auditing Standards 61 (“SAS 61”), including discussions with respect to the independent auditors’ responsibility under generally accepted auditing standards; significant accounting policies; proposed audit adjustments not recorded, if any; unusual transactions; significant audit adjustments; other information in documents containing audited financial statements; the Company’s consultation with other accountants; major issues discussed with management prior to retention of the independent auditors; and difficulties encountered in performing an audit.

9.          The Committee shall, to the extent not already covered by SAS 61, review with the independent auditors any problems or difficulties encountered by the independent auditors in the course of the audit work (and management responses), including any restrictions on the scope of their activities or on access to requested information, and any significant disagreements with management.

10.    The Committee shall review with the independent auditors any “management” or “internal control” letters issued by the independent auditors to the Company.

Internal Auditors

The head of the Internal Auditing Department of the Company (“Director of Auditing”) shall report directly to the Chief Executive Officer of the Company and to the Committee.

1.          The Committee shall provide oversight of the internal audit function of the Company including:

(a)          The planned scope of the internal audit work.

(b)         Findings and recommendations of the internal auditors and related management actions.

(c)          The adequacy of the staffing and organizational structure of the internal audit function.

2.          The Committee shall ensure there are no unjustified restrictions or limitations on the Director of Auditing.

3.          The Committee shall review the adequacy and effectiveness of the internal audit function, including compliance with the Code of Business Conduct and Ethics of the Company.

4.          The Committee shall discuss with the independent auditors the responsibilities, budget and staffing of the Company’s internal audit function.

5.          The Committee shall, on an as-needed basis, meet separately with the Director of Auditing to discuss any matters that the Committee or the Director of Auditing believes should be discussed privately.

6.          The Committee shall review and reassess the adequacy of the Internal Audit Department Charter on an annual basis.

7.          The Committee shall review the adequacy and effectiveness of the internal accounting controls and compliance with the Foreign Corrupt Practices Act.

Financial Statement and Disclosure Matters

1.          The Committee shall provide oversight of the quarterly and annual reporting of the Company.

2.          The Committee shall review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.          The Committee shall discuss with management the types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases (with particular attention paid to any use of “pro forma” or “adjusted” non-GAAP information), as well as in financial information and earnings guidance provided to analysts and rating agencies. This discussion should be general and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

4.          The Committee shall review with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

5.          The Committee shall review with management and the independent auditors major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

6.          The Committee shall receive from management advice of significant current financial reporting issues and practices.

7.          The Committee shall discuss with management and the independent auditors their qualitative judgments about the appropriateness of accounting policies, principles and financial disclosure practices used or proposed to be adopted.

8.          The Committee shall review with management and the independent auditors analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

9.          The Committee shall discuss with management and the independent auditors the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures on the Company’s financial statements.

10.    The Committee shall discuss with management and the independent auditors the impact of the Company’s compliance with legal and regulatory requirements on the Company’s financial statements.

11.    The Committee shall make such recommendations to the Board, as the Committee deems appropriate, with respect to the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Other Responsibilities/Matters

1.          The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall, as necessary, review and revise such procedures.

2.          The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

3.          The Committee shall be entitled to appropriate funding from the Company, as determined by the Committee, for payment of (a) compensation to any independent accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any advisers employed by the Committee under the preceding paragraph and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may approve the other engagement terms of any such firms or advisers.

4.          The Committee shall periodically review and assess compliance with all applicable rules and regulations of the SEC and the NYSE specifically applicable to the composition and responsibilities of the Committee and recommend any proposed changes to the Board for approval.

5.          The Committee shall discuss with management guidelines and policies to govern the process by which risk is assessed and managed. In particular, the Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.          The Committee shall prepare (or cause to be prepared) an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

7.          The Committee shall conduct an annual evaluation of its own performance.

8.          The Committee shall perform such other activities as the Board may from time to time deem necessary or appropriate.

Dear Shareholder:

We will hold the 2004 Annual Meeting of Shareholders of The Empire District Electric Company on Thursday, April 22, 2004, at 10:30 a.m., at the Holiday Inn, 3615 South Range Line (Intersection of Highway 71 and Interstate 44), Joplin, Missouri. I cordially invite you to attend.

Whether or not you plan to attend the meeting, please either vote your proxy via the Internet, telephone or detach the proxy card below, complete it and return it in the envelope provided. Your vote is important to us.

Sincerely,

/s/ William L. Gipson
William L. Gipson
President and Chief Executive Officer

Empire District Electric Company 602 Joplin Street Joplin, MO 64802	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 22, 2004.

If no choice is specified, the proxy will be voted ‘‘FOR’’ Item 1.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints W.L. GIPSON, G.A. KNAPP and J.S. WATSON, or any one of them, with power of substitution, as attorneys and proxies to appear and vote all shares of Common Stock standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Empire District Electric Company to be held at the Holiday Inn, 3615 South Range Line, in the City of Joplin, State of Missouri, on the 22nd day of April, 2004, at 10:30 a.m., Joplin time, and at any and all adjournments and postponements thereof, in the manner indicated on the reverse hereof.

See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE —1 -800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 21, 2004.

•                  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/ede — QUICK *** EASY *** IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 21, 2004.

•                  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•                  Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to THE EMPIRE DISTRICT ELECTRIC COMPANY, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you consented to access your proxy information electronically, you may view it by going to The Empire District Electric Company’s website. You can get there by typing in the following address: http://www.empiredistrict.com

If you would like to access the proxy materials electronically next year go to the following Consent site address: http://www.econsent.com/ede/

If you vote by Phone or Internet, please do not mail your Proxy Card.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of Class II directors until 2007 Annual Meeting:	01 Ross C Hartley 02 Julio S. Leon	03 Allan T. Thomas	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Upon any other matter which may properly come before the meeting in their discretion

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.

Address Change? Mark Box ☐	Date
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

The above-signed hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement annexed thereto and of the Company’s Annual Report for 2003.